UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 21, 2006

RED ROBIN GOURMET BURGERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-49916	84-1573084
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N
Greenwood Village, Colorado		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry Into a Material Definitive Agreement

On November 21, 2006, Red Robin International, Inc. (“RRI”), a wholly owned subsidiary of Red Robin Gourmet Burgers, Inc., entered into an amendment (the “Amendment”) to its Asset Purchase Agreement dated July 1, 2006 (the “Asset Purchase Agreement”) with South Sound Red Robin, Inc., Zanner-Hubert, Inc., Northwest Robins, LLC and Washington Robins, LLC (collectively, the “Sellers”), for the acquisition of thirteen franchised Red Robin® restaurants in the state of Washington.

The Amendment contained revisions to certain closing conditions in connection with the acquisition by RRI of the Sellers’ Federal Way restaurant.  The closing conditions were met and the acquisition of the Federal Way restaurant was completed on November 21, 2006.  The purchase price of $3.4 million for the Federal Way restaurant was paid in cash, funded through borrowings under RRI’s existing credit facility.

The Amendment also relieved the Sellers of their obligation to close the acquisition of the Puyallup restaurant under the terms provided in the Asset Purchase Agreement.  Instead, the parties have agreed to complete the acquisition of Puyallup restaurant pursuant to an LLC Purchase Agreement whereby RRI will acquire all of the outstanding equity ownership interests of Northwest Robins, LLC, the company that owns the Puyallup restaurant.

ITEM 7.01             Regulation FD Disclosure

On November 21, 2006, Red Robin Gourmet Burgers, Inc. issued a press release announcing the closing of the Federal Way restaurant.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Form 8-K, including the information set forth in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01             Financial Statements And Exhibits

(d)           Exhibits

Exhibit No.	Description
10.1	Amendment to Asset Purchase Agreement, dated November 21, 2006

99.1	Red Robin Gourmet Burgers, Inc., Press Release dated November 21, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 28, 2006

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Annita M. Menogan
Name:	Annita M. Menogan
Title:	Vice President and Chief Legal Officer